                                                                    EXHIBIT 10.3

                                    TECHNICAL

                               SERVICES AGREEMENT

                                     between

                          RELIANT ENERGY, INCORPORATED

                                       and

                             RELIANT RESOURCES, INC.

                          TECHNICAL SERVICES AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               Page
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
ARTICLE I             DEFINITIONS................................................................................1
         1.1          Additional Services........................................................................1
         1.2          Effective Date.............................................................................1
         1.3          Computer Systems Services..................................................................1
         1.4          Environmental and Safety Services..........................................................1
         1.5          Genco Assets...............................................................................1
         1.6          Genco LP...................................................................................1
         1.7          Genco Option Agreement.....................................................................2
         1.8          Impracticable..............................................................................2
         1.9          Information Technology Services............................................................2
         1.10         Liability..................................................................................2
         1.11         Option Closing Date........................................................................2
         1.12         Option Expiration Date.....................................................................2
         1.13         Providing Company..........................................................................2
         1.14         Receiving Company..........................................................................2
         1.15         REI Group..................................................................................2
         1.16         Representative.............................................................................2
         1.17         Resources Group............................................................................2
         1.18         Service....................................................................................2
         1.19         Subsidiary.................................................................................2
         1.20         Technical Services.........................................................................2

ARTICLE II            SERVICES...................................................................................3
         2.1          Services...................................................................................3
                      (a)     Initial Services...................................................................3
                      (b)     Additional Services................................................................3
                      (c)     Exhibits...........................................................................3
                      (d)     Services Performed by Others.......................................................3
         2.2          Charges and Payment........................................................................4
                      (a)     Charges for Services...............................................................4
                      (b)     Special Provisions Applicable to Computer Systems Services.........................4
                      (c)     Budgeting..........................................................................4
                      (d)     Charges for Additional Services....................................................5
                      (e)     Payment Terms......................................................................5
                      (f)     Performance under Ancillary Agreements.............................................5
                      (g)     Error Correction; True-Ups; Accounting.............................................5
         2.3          General Obligations; Standard of Care......................................................5
                      (a)     Performance Metrics:  Providing Company............................................5
                      (b)     Performance Metrics:  Receiving Company............................................6
                      (c)     Transitional Nature of Services; Changes...........................................6
                      (d)     Responsibility for Errors; Delays..................................................6




                                      -i-


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
                      (e)     Good Faith Cooperation; Consents...................................................7
         2.4          Certain Limitations........................................................................7
                      (a)     Service Boundaries and Scope.......................................................7
                      (b)     Impracticability...................................................................7
                      (c)     Sale, Transfer, Assignment.........................................................7
         2.5          Confidentiality............................................................................7
                      (a)     Information Subject to Other Obligations...........................................7
                      (b)     All Information Confidential.......................................................7
                      (c)     Internal Use; Title, Copies, Return................................................8
         2.6          Term; Early Termination....................................................................8
                      (a)     Term...............................................................................8
                      (b)     Termination by Receiving Company of Specific Service Categories....................8
                      (c)     Termination of Less than All Services..............................................9
         2.7          Disclaimer of Warranties, Limitation of Liability and Indemnification......................9
                      (a)     Disclaimer of Warranties...........................................................9
                      (b)     Limitation of Liability; Indemnification of Receiving Company......................9
                      (c)     Limitation of Liability; Indemnification of Providing Company.....................10
                      (d)     Subrogation of Rights vis-a-vis Third Party Contractors...........................10
         2.8          Representatives...........................................................................10

ARTICLE III           MISCELLANEOUS.............................................................................11
         3.1          Taxes.....................................................................................11
         3.2          Laws and Governmental Regulations.........................................................11
         3.3          Relationship of Parties...................................................................11
         3.4          References................................................................................11
         3.5          Modification and Amendment................................................................12
         3.6          Inconsistency.............................................................................12
         3.7          Resolution of Disputes....................................................................12
         3.8          Successors and Assignment.................................................................12
         3.9          Notices...................................................................................12
         3.10         Governing Law.............................................................................12
         3.11         Severability..............................................................................12
         3.12         Counterparts..............................................................................13
         3.13         Rights of the Parties.....................................................................13
         3.14         Reservation of Rights.....................................................................13
         3.15         Entire Agreement..........................................................................13

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
                          TECHNICAL SERVICES AGREEMENT

          THIS TECHNICAL SERVICES AGREEMENT, dated as of December 31, 2000 (the "Effective Date"), is between Reliant Energy, Incorporated, a Texas corporation ("REI") acting through its Reliant Energy HL&P Division and Reliant Resources, Inc., a Delaware corporation ("Resources"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in
Article I hereof or as assigned to them in the Separation Agreement (as defined below).

          WHEREAS, the Board of Directors of REI has determined that it is in the best interests of REI and its shareholders to separate REI's existing businesses into two independent business groups;

          WHEREAS, in order to effectuate the foregoing, REI and Resources have entered into a Master Separation Agreement, dated as of December 31, 2000 (the "Separation Agreement"); and

          WHEREAS, the Separation Agreement provides, among other things, for REI and Resources to enter into this Agreement in order to set forth the terms on which Resources will provide to REI the Services described herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

          For the purpose of this Agreement the following terms shall have the following meanings:

          1.1 ADDITIONAL SERVICES. "Additional Services" has the meaning set forth in Section 2.1(b).

          1.2 EFFECTIVE DATE. "Effective Date" means the date of this Agreement.

          1.3 COMPUTER SYSTEMS SERVICES. "Computer Systems Services" has the meaning assigned to that term in Section 2.1(a)(iii).

          1.4 ENVIRONMENTAL AND SAFETY SERVICES. "Environmental and Safety Services" has the meaning assigned to that term in Section 2.1(a)(ii).

          1.5 GENCO ASSETS. "Genco Assets" has the meaning assigned to that term in Section 1.15 of the Separation Agreement.

          1.6 GENCO LP. "Genco LP" has the meaning assigned to that term in the Genco Option Agreement.

          1.7 GENCO OPTION AGREEMENT. "Genco Option Agreement" means the Texas Genco Option Agreement dated as of December 31, 2000 between REI and Resources.

          1.8 IMPRACTICABLE. "Impracticable" (and words of similar import) has the meaning set forth in Section 2.4(b).

          1.9 INFORMATION TECHNOLOGY SERVICES. "Information Technology Services" has the meaning assigned to that term in Section 2.1(a)(iv).

          1.10 LIABILITY. "Liability" has the meaning assigned to that term in the Separation Agreement.

          1.11 OPTION CLOSING DATE. "Option Closing Date" has the meaning assigned to that term in the Genco Option Agreement.

          1.12 OPTION EXPIRATION DATE. "Option Expiration Date" has the meaning assigned to that term in the Genco Option Agreement.

          1.13 PROVIDING COMPANY. "Providing Company" means Resources.

          1.14 RECEIVING COMPANY. "Receiving Company" means REI or a permitted assignee under Section 2.4(c), including Genco.

          1.15 REI GROUP. "REI Group" means REI and its Subsidiaries excluding Resources and other members of the Resources Group.

          1.16 REPRESENTATIVE. "Representative" of any party means a managerial level employee appointed by such party to have the responsibilities and authority set forth in Section 2.8.

          1.17 RESOURCES GROUP. "Resources Group" means Resources and its Subsidiaries.

          1.18 SERVICE. "Service" has the meaning set forth in subsection
2.1(b).

          1.19 SUBSIDIARY. "Subsidiary" means, with respect to REI or Resources, a corporation, partnership, limited liability company or other entity more than 50% of the voting common stock or other interests entitled to vote generally for the election of directors (or comparable governing body) is owned, directly or indirectly, by REI or Resources, respectively.

          1.20 TECHNICAL SERVICES. "Technical Services" has the meaning assigned to that term in Section 2.1(a)(i).

                                   ARTICLE II
                                    SERVICES

          2.1 SERVICES.

          (a) INITIAL SERVICES. Except as otherwise provided herein, during the applicable term determined pursuant to Section 2.6 hereof the following "Initial Services" shall be provided by Resources to Receiving Company:

          (i) TECHNICAL SERVICES consist of engineering and technical support services required to support operation and maintenance of the Genco Assets, including betterment and reliability analysis, surveillance, testing, calibrations, diagnostic analysis and water technology services, all as more particularly described in Exhibit 2.1(a)(i);

          (ii) ENVIRONMENTAL AND SAFETY SERVICES consist of environmental, safety and industrial health services in support of the operation and maintenance of the Genco Assets, all as more particularly described in
     Exhibit 2.1(a)(ii);

          (iii) COMPUTER SYSTEMS SERVICES consist of the provision of computer systems (software and hardware) used for economic dispatch, QSE scheduling, QSE settlement, ISO settlement and communication, and related functions associated with the operation and maintenance of the Genco Assets, including technical, programming, consulting support, and hardware maintenance services (but excluding the provisions of any plant-specific hardware, which will be purchased by the Receiving Company), all as more particularly described in Exhibit 2.1(a)(iii); and

          (iv) INFORMATION TECHNOLOGY SERVICES consist of the provision of information technology services associated with the operation and maintenance of the Genco Assets, all as more particularly described in
     Exhibit 2.1(a)(iv).

          (b) ADDITIONAL SERVICES. From time to time after the Effective Date, the parties may, by mutual agreement, identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "Additional Services" and, together with the Initial Services, the "Services"). In such case, the parties shall create an Exhibit for each Additional Service setting forth a description of the Service, the time period during which the Service will be provided, the charge for the Service and any other terms applicable thereto.

          (c) EXHIBITS. To the extent not affixed at the date of this Agreement, Exhibits 2.1(a)(i) through (iv) shall be established by agreement of the parties and, upon such agreement, shall be affixed and made a part hereof.

          (d) SERVICES PERFORMED BY OTHERS. At its option, Resources may cause any Service it is required to provide hereunder to be provided by another member of the Resources Group or by any other Person that is providing, or may from time to time provide, the same or similar services for members of the Resources Group.

Resources shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided by others.

          2.2 CHARGES AND PAYMENT.

          (a) CHARGES FOR SERVICES. Subject to Section 2.2(b), Resources will charge for the Services, and the Receiving Company will pay for them on the following basis:

          (i) Resources will charge the Receiving Company for its direct operating costs incurred in providing the Services, including, but not limited to, allocable salary and wages, incentives, paid absences, payroll taxes, payroll additives (insurance premiums, social security, health care and retirement benefits and the like) and similar expenses, and reimbursement of out-of-pocket third party costs and expenses; and

          (ii) Resources will also charge the Receiving Company for its indirect costs of providing the services, including, but not limited to, allocable charges for management, payroll, procurement, legal, risk management, accounting, tax, audit, human Resources and the like, and similar expenses.

It is the intent of the parties that the charges for the Services will be based on Resources' fully allocated direct and indirect costs of providing the Services, but without any element of profit, and that the Services under this Agreement and similar services provided by Resources to entities within the Resources Group will be charged for on a basis that allocates the costs charged out on a fair and nondiscriminatory basis.

          (b) SPECIAL PROVISIONS APPLICABLE TO COMPUTER SYSTEMS SERVICES. Costs incurred by Resources in providing Computer Systems Services that constitute capital investment shall be charged to the Receiving Company in the form of a base service rate on an installed megawatt basis, using the same methodology by which capital costs are allocated by Resources to Resources' generation operations in regions outside the territory served by the business conducted with the Genco Assets. Capital additions that benefit both the operations conducted with the Genco Assets and Resources' generation operations in other regions will be allocated on an installed megawatt basis. Capital additions that benefit only the operation of the Genco Assets or only Resources' other generation operations will be charged directly to the entity that benefits from those additions, and use by others shall be prohibited.

          (c) BUDGETING. In advance of each calendar year, Resources shall prepare and deliver to the Receiving Party a proposed budget for Services to be performed during that year, taking into account such information as may be provided by Receiving Company for the specification of the scope of the Services to be performed during that year and any changes in the scope of work from that theretofore provided, and including budgetary parameters for the use of third party service providers. Resources will also prepare on a monthly basis forward budgetary forecasts for the Services, including an analysis of variances from previously budgeted amounts.

          (d) CHARGES FOR ADDITIONAL SERVICES. Receiving Company shall pay Resources the charges, if any, set forth on each Exhibit hereafter created for each of the Additional Services listed therein. Notwithstanding the foregoing the agreement of a party to provide or receive any Additional Service at any given rate or charge shall be at the sole discretion of such party.

          (e) PAYMENT TERMS. Resources shall bill Receiving Company monthly for all charges pursuant to this Agreement and Receiving Company shall pay Resources for all Services within thirty days after receipt of an invoice therefor. Charges shall be supported by reasonable documentation (which may be maintained in electronic form) consistent with past practices. Late payments shall bear interest at the lesser of the prime rate as announced and in effect from time to time at The Chase Manhattan Bank plus two percent (2%) per annum or the maximum non-usurious rate of interest permitted by applicable law.

          (f) PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, Receiving Company shall not be charged under this Agreement for any Services that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement and any such other Services shall be performed and charged for in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

          (g) ERROR CORRECTION; TRUE-UPS; ACCOUNTING. Resources shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges. Resources and Receiving Company shall conduct a true-up process at least annually and more frequently if necessary to adjust charges based on a reconciliation of amounts charged and costs incurred. It is the intent of the parties that such true-up process will be conducted using substantially the same process, procedures and methods of review as have been heretofore in effect. Resources will maintain such books and records as are necessary to support the charges for Services, in sufficient detail as may be necessary to enable REI to satisfy applicable regulatory requirements. Services under this Agreement and charges therefor shall be subject to the provisions of
Section 10.5 of the Separation Agreement (Audit Rights).

          2.3 GENERAL OBLIGATIONS; STANDARD OF CARE.

          (a) PERFORMANCE METRICS: PROVIDING COMPANY. The Providing Company shall maintain sufficient resources to perform its obligations hereunder and shall perform such obligations in a commercially reasonable manner. Specific performance metrics for the Providing Company may be set forth in Exhibits referred to herein. Where none is set forth, the Providing Company shall provide Services in accordance with the policies, procedures and practices in effect for the provision of similar services in support of the operation and maintenance of the Genco Assets before the date of this Agreement and shall exercise the same care and skill as it exercises in performing similar services hereafter for generation operations conducted by members of the Resources Group and shall not, in situations in which common personnel, equipment or facilities are used in performing Services hereunder and such similar Services for members of the Resources Group, favor either a Receiving Company or a member of the Resources Group.

          (b) PERFORMANCE METRICS: RECEIVING COMPANY. Specific performance metrics for the Receiving Company may be set forth in Exhibits referred to herein. Where none is set forth, the Receiving Company shall, in connection with receiving Services, follow the policies, procedures and practices in effect before the date of this Agreement including providing information and documentation sufficient for the Providing Company to perform the Services as they were performed before the date of this Agreement and making available, as reasonably requested by the Providing Company, sufficient resources and timely decisions, approvals and acceptances in order that Providing Company may accomplish its obligations hereunder in a timely manner. In connection with the provision of Information Technology Services, Receiving Company will use hardware and software configurations conforming to Resources' standards when reasonably practicable. If Receiving Company elects to use different standards, Resources will use commercially reasonable efforts to provide services consistent with such standards, but shall have no responsibility for the functionality of the nonconforming configurations, and Receiving Company shall be responsible for all costs incurred by Resources in adapting to the different standards.

          (c) TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that Providing Company may make changes from time to time in the manner of performing the Services if Providing Company is making similar changes in performing similar services for members of the Resources Group and if Providing Company furnishes to Receiving Company substantially the same notice Providing Company shall provide members of the Resources Group respecting such changes.

          (d) RESPONSIBILITY FOR ERRORS; DELAYS. Providing Company's sole responsibility to Receiving Company:

          (i) for errors or omissions in Services, shall be to furnish correct information and/or adjustment in the Services, at no additional cost or expense to Receiving Company; provided, Receiving Company must promptly advise Providing Company of any such error or omission of which it becomes aware after having used commercially reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in
     Section 2.3(b); and provided, further, that the responsibility to furnish correct information or an adjustment of services at no additional cost or expense to the Receiving Company shall not be construed to require Providing Company to make any payment or incur any Liability for which it is not responsible, or with respect to which it is provided indemnity, under Section 2.7; and

          (ii) for failure to deliver any Service because of Impracticability, shall be to use commercially reasonable efforts, subject to subsection 2.4(b), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

          (e) GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to systems used in connection with Services to the extent the systems in use are designed and configured to permit such access, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The parties will cooperate with each other in making such information available as needed in the event of a tax audit or Regulatory Proceeding, whether in the United States or any other country.

          2.4 CERTAIN LIMITATIONS.

          (a) SERVICE BOUNDARIES AND SCOPE. Except as provided in an Exhibit for a Service, the Services will be available only for purposes of conducting the generation business of REI and its Subsidiaries substantially in the manner as the generation business of the Reliant Energy HL&P Division of REI was conducted prior to the Effective Date.

          (b) IMPRACTICABILITY. Providing Company shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Providing Company including unfeasible technological requirements, or to the extent the performance of such Services would require Providing Company to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract.

          (c) SALE, TRANSFER, ASSIGNMENT. No Receiving Company may sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any Person other than a member of the REI Group. Without limitation, it is understood and agreed that REI may assign its rights under this Agreement to Genco LP.

          2.5 CONFIDENTIALITY.

          (a) INFORMATION SUBJECT TO OTHER OBLIGATIONS. Providing Company and Receiving Company agree that all Information regarding the Services, including, but not limited to, price, costs, methods of operation and software, shall be maintained in confidence and shall be subject to Sections 10.3 and 10.15 of the Separation Agreement.

          (b) ALL INFORMATION CONFIDENTIAL. Providing Company's systems used to perform the Services provided hereunder are confidential and proprietary to Providing Company or third parties. Receiving Company shall treat these systems and all related procedures and documentation as confidential and proprietary to Providing Company or its third party vendors.

          (c) INTERNAL USE; TITLE, COPIES, RETURN. Subject to the applicable provisions of the Intellectual Property Agreement governing the ownership, use, and licensing of Intellectual Property, Receiving Company agrees that:

          (i) all systems, procedures and related materials provided to Receiving Company are for Receiving Company's internal use only and only as related to the Services or any of the underlying systems used to provide the Services;

          (ii) title to all systems used in performing the Services provided hereunder shall remain in Providing Company or its third party vendors; and

          (iii) upon the termination of any of the Services, Receiving Company shall return to Providing Company, as soon as practicable, any equipment or other property of Providing Company relating to the Services which is owned or leased by it and is or was in Receiving Company's possession or control.

          2.6 TERM; EARLY TERMINATION.

          (a) TERM. The term of this Agreement shall commence on the date hereof and shall remain in effect through the earlier of (i) the Option Closing Date,
(ii) the sale or disposition by REI, directly or indirectly, of Genco LP or of all or substantially all of the Genco Assets, and (iii) May 31, 2005 or until such earlier time as all Services are terminated as provided in this Section. Notwithstanding the foregoing, if the Genco Option is not exercised prior to the Option Expiration Date, Receiving Company may extend the term of this Agreement until December 31, 2005 (or such earlier time as Genco LP or all or substantially all of the Genco Assets are disposed of as provided in clause (ii) of the preceding sentence). This Agreement may be extended by the parties in writing either in whole or with respect to one or more of the Services, provided, however, that such extension shall only apply to the Service for which the Agreement was extended. Services shall be subject to earlier termination as provided herein. In the event that any Genco Asset is sold or otherwise disposed of other than through exercise of the Genco Option, Services shall no longer be provided with respect to the Genco Asset that is sold or otherwise disposed of and the charges for services shall be adjusted to take the same into account. In the event a change is made to the Option Expiration Date pursuant to Section
12.1 of the Genco Option Agreement, corresponding changes shall automatically be made to the May 31, 2005 and December 31, 2005 dates in this paragraph.

          (b) TERMINATION BY RECEIVING COMPANY OF SPECIFIC SERVICE CATEGORIES. A Receiving Company may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Providing Company as follows:

          (i) for Technical Services, except to the extent otherwise provided in
     Exhibit 2.1(a)(i), a terminated category of Services must include all Services included in one of the service categories specified in Exhibit 2.1(a)(i), and notice of termination thereof must be given at least 90 days in advance of the effective date of the termination.

          (ii) for Environmental and Safety Services, except to the extent otherwise provided in Exhibit 2.1(a)(ii), a terminated category of Services must include all of the Services included in one of the service categories specified in Exhibit 2.1(a)(ii), and notice of termination thereof must be given at least 90 days in advance of the effective date of the termination.

          (iii) for Computer Systems Services, except to the extent otherwise provided in Exhibit 2.1(a)(iii), a terminated category of Services must include all of the Services included in one of the service categories specified in Exhibit 2.1(a)(iii), and notice of termination thereof must be given at least 90 days in advance of the effective date of the termination.

          (iv) for Information Technology Services, except to the extent otherwise provided on Exhibit 2.1(a)(iv), a terminated category of Services must include all of the Services included in one of the service categories specified in Exhibit 2.1(a)(iv), and notice of termination thereof must be given at least 90 days in advance of the effective date of the termination.

          (c) TERMINATION OF LESS THAN ALL SERVICES. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

          2.7 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION.

          (a) DISCLAIMER OF WARRANTIES. RESOURCES DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. RESOURCES MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

          (b) LIMITATION OF LIABILITY; INDEMNIFICATION OF RECEIVING COMPANY. Resources and its Subsidiaries shall have no Liability to any Receiving Company with respect to its furnishing any of the Services hereunder except for Liabilities arising out of or resulting from the gross negligence or willful misconduct occurring after the Effective Date of Resources or any member of the Resources Group. Resources will indemnify, defend and hold harmless each Receiving Company in respect of all such Liabilities arising out of or resulting from such gross negligence or willful misconduct. Such indemnification obligation shall be a Liability of Resources for purposes of the Separation Agreement and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto. IN NO EVENT SHALL RESOURCES OR ANY MEMBER OF THE RESOURCES GROUP HAVE ANY LIABILITY UNDER

THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, SERVICES FOR LOSS OF ANTICIPATED PROFITS BY REASON OF ANY BUSINESS INTERRUPTION, FACILITY SHUTDOWN OR NON-OPERATION, LOSS OF DATA OR OTHERWISE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, AND WHETHER OR NOT RESOURCES OR ANY MEMBER OF THE RESOURCES GROUP WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES. IN NO EVENT SHALL RESOURCES OR ANY MEMBER OF THE RESOURCES GROUP HAVE ANY LIABILITY HEREUNDER OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF, OR FAILURE TO PERFORM, SERVICES IN AN AGGREGATE AMOUNT EXCEEDING THE TOTAL CHARGES PAID OR PAYABLE TO RESOURCES HEREUNDER.

          (c) LIMITATION OF LIABILITY; INDEMNIFICATION OF PROVIDING COMPANY. REI and each other Receiving Company shall indemnify and hold harmless Resources in respect of all Liabilities arising out of or resulting from Resources' furnishing or failing to furnish the Services to such Receiving Company provided for in this Agreement, other than Liabilities arising out of or resulting from the gross negligence or willful misconduct of Resources or any other member of the Resources Group. The provisions of this indemnity shall apply only to losses which relate directly to the provision of Services. Such indemnification obligation shall be a Liability of REI for purposes of the Separation Agreement and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto. IN NO EVENT SHALL REI OR ANY MEMBER OF THE REI GROUP HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM ITS RECEIPT OF SERVICES HEREUNDER FOR LOSS OF ANTICIPATED PROFITS OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, AND WHETHER OR NOT REI OR ANY MEMBER OF THE REI GROUP WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES.

          (d) SUBROGATION OF RIGHTS VIS-A-VIS THIRD PARTY CONTRACTORS. In the event any Liability arises from the performance of Services hereunder by a third party contractor, the Receiving Company shall be subrogated to such rights, if any, as the Providing Company may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of the Receiving Company. Subrogation under this Section 2.7(d) shall not affect the obligation of Providing Company to perform Services under this Agreement.

          2.8 REPRESENTATIVES. Each party shall by notice to the other appoint one or more Representatives to facilitate communications and performance under this Agreement. The maximum number of Representatives for each party shall be four, one for Technical Services, one for Environmental and Safety Services, one for Computer Systems Services and one for Information Technology Services. Each party may treat an act of a Representative of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving notice in writing to the other party setting forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement (or matters relating to one category of Services as aforesaid).

                                  ARTICLE III
                                  MISCELLANEOUS

          3.1 TAXES. (a) GENERAL. The Receiving Company shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of Services under this Agreement, including any tax which Receiving Company is required to withhold or deduct from payments to Providing Company, except any net income tax imposed upon Providing Company by the country of its incorporation or any governmental entity within its country of incorporation.

          (b) SALES TAX LIABILITY AND PAYMENT. Notwithstanding Section 3.1(a), each Receiving Company is liable for and will indemnify and hold harmless any Providing Company from all sales, use and similar taxes (plus any penalties, fines or interest thereon) (collectively, "Sales Taxes") assessed, levied or imposed by any governmental or taxing authority on the providing of Services by the Providing Company to the Receiving Company. The Providing Company shall collect from the Receiving Company any Sales Tax that is due on the Service it provides to such Receiving Company and shall pay such Sales Tax so collected to the appropriate governmental or taxing authority.

          3.2 LAWS AND GOVERNMENTAL REGULATIONS. Receiving Company shall be responsible for (i) compliance with all laws and governmental regulations affecting its business and (ii) any use Receiving Company may make of the Services to assist it in complying with such laws and governmental regulations. The provision of Services shall comply, to the extent applicable, with REI's Internal Code of Conduct. Providing Company shall comply with all laws and governmental regulations applicable to the provision of Services.

          3.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

          3.4 REFERENCES. All reference to Sections, Articles, Exhibits or Schedules contained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the singular herein shall be deemed to be or include the plural (and vice versa) whenever appropriate. The use of the words "hereof", "herein",

"hereunder", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.

          3.5 MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended, or any provision waived, except in the manner set forth in the Separation Agreement.

          3.6 INCONSISTENCY. In the event of any Inconsistency between the terms of this Agreement and any of the Exhibits hereto, the terms of this Agreement, other than charges, shall control.

          3.7 RESOLUTION OF DISPUTES. If a dispute, claim or controversy results from or arises out of or in connection with this Agreement or the performance of, or failure to perform, the Services, the parties agree to use the procedures set forth in Article IX of the Separation Agreement, in lieu of other available remedies, to resolve the same.

          3.8 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated by Section 2.4(c), no party shall assign this Agreement or any rights herein without the prior written consent of the other party, which may be withheld for any or no reason.

          3.9 NOTICES. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or
(ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's General Counsel at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

          3.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          3.11 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted.

          3.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          3.13 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

          3.14 RESERVATION OF RIGHTS. The waiver by either party of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that party shall have available to it, nor shall such waiver operate to waive the party's rights to any remedies due to a future breach, whether of a similar or different nature. The failure or delay of a party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that party may exercise that right at any time. Any single or partial exercise of any particular right by a party shall exhaust the same or constitute a waiver of any other right.

          3.15 ENTIRE AGREEMENT. All understandings, representations, warranties and agreements, if any, heretofore existing between the parties regarding the subject matter hereof are merged into this Agreement, which fully and completely express the agreement of the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed this Technical Services Agreement as of the date first above written.

                                    RELIANT ENERGY, INCORPORATED


                                    By:      /s/ David M. McClanahan
                                             -----------------------------------
                                                 David M. McClanahan
                                                 Vice Chairman

                                    RELIANT RESOURCES, INC.


                                    By:      /s/ R. S. Letbetter
                                             -----------------------------------
                                                 R. S. Letbetter,
                                                 Chairman, President and
                                                 Chief Executive Officer